As filed with the Securities and Exchange Commission on May 8, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMETEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	14-1682544
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 Cassatt Road
Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

AMETEK, INC. 2020 OMNIBUS INCENTIVE COMPENSATION PLAN

(Full title of the plan)

William J. Burke

Executive Vice President — Chief Financial Officer

AMETEK, Inc.

1100 Cassatt Road

Berwyn, Pennsylvania 19312-1177

(610) 647-2121

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott R. Jones, Esq.

Frank B. Tripodi, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

Philadelphia, Pennsylvania 19103

(215) 981-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $.01 par value.	7,800,000 shares(3)	$79.11 per share	$617,058,000	$80,094

(1)

Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purposes of calculating the Proposed Maximum Aggregate Offering Price and the Amount of Registration Fee based upon the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on May 4, 2020.

(2)	Represents the Proposed Maximum Aggregate Offering Price multiplied by $.0001298.
(3)

Pursuant to 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares of Common Stock which may be issued by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares or similar transactions.

PART I

All information required by Part I to be contained in the prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

Item 3. Incorporation of Documents by Reference.

The documents listed in clauses 1 through 5 below are incorporated herein by this reference thereto, and all documents subsequently filed (other than respective filings or portions of filings that are furnished, under applicable Securities and Exchange Commission (“SEC”) rules, rather than filed) by AMETEK, Inc. (the “Registrant”) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by this reference in this registration statement and to be a part hereof from the date of filing of such documents:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 20, 2020;

2.	Current Reports on Form 8-K, filed with the SEC on January 7, 2020, February 5, 2020, February 12, 2020, March 23, 2020, April 16, 2020, May 5, 2020 and May 7, 2020;

3.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 5, 2020;

4.	Proxy Statement, dated March 24, 2020, for the Registrant’s 2020 annual meeting of stockholders, filed with the SEC on March 24, 2020; and

5.	The description of Registrant’s Common Stock, $.01 par value, contained in Amendment No. 2 to the Registrant’s registration statement on Form 10 filed with the SEC on June 27, 1997.(p)

(p)	Paper Exhibit

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Delaware General Corporation Law

The Registrant is organized under the laws of the State of Delaware. Section 145(a) of General Corporation Law of the State of Delaware, as amended (the “DGCL”), provides that a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that in the case of an action or suit brought by or in the right of the corporation, indemnification of any director, officer, employee and other agent against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit is permitted if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. The Registrant’s Amended and Restated Certificate of Incorporation and By Laws provide for the indemnification of directors, officers, employees and agents of the Registrant to the maximum extent permitted by the DGCL.

Under Section 145(g) of the DGCL, a Delaware corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent of the Registrant or, if such person is or was serving in such capacity for another enterprise at the request of the Registrant against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation has the power to indemnify such person against such liability under the DGCL. The Registrant’s By Laws authorize the purchase of such insurance, and the Registrant has purchased directors and officers liability insurance.

Under Section 102(b)(7) of the DGCL, a Delaware corporation also may, with certain limitations, set forth in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (3) under Section 174 of the DGCL (relating to unlawful payments of dividends or stock repurchases), or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Amended and Restated Certificate of Incorporation includes such a provision.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following is a list of exhibits filed as part of the registration statement:

4.1

Conformed Copy of Amended and Restated Certificate of Incorporation of AMETEK, Inc. as amended to and including May 9, 2019 (incorporated hereby by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on May 13, 2019).

4.2	By-Laws of AMETEK, Inc. as amended to and including November 9, 2018 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q, filed on May 5, 2020).

4.3	AMETEK, Inc. 2020 Omnibus Incentive Compensation Plan.

5.1	Opinion of Pepper Hamilton LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Pepper Hamilton LLP (contained in Exhibit No. 5.1 to this registration statement).

24	Power of Attorney (included on signature page of this registration statement).

Item 9. Undertakings.

(a)	Rule 415 Offering. The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

Subsequent Exchange Act Documents. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on May 8, 2020.

AMETEK, INC.

By:	/s/ David A. Zapico
David A. Zapico
Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints William J. Burke, Robert J. Feit and Lynn Carino, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments to this registration statement on Form S-8, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David A. Zapico David A. Zapico	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2020

/s/ William J. Burke William J. Burke	Executive Vice President — Chief Financial Officer (Principal Financial Officer)	May 8, 2020

/s/ Thomas M. Montgomery Thomas M. Montgomery	Senior Vice President and Comptroller (Principal Accounting Officer)	May 8, 2020

/s/ Thomas A. Amato Thomas A. Amato	Director	May 8, 2020

/s/ Tod E. Carpenter Tod E. Carpenter	Director	May 8, 2020

/s/ Ruby R. Chandy Ruby R. Chandy	Director	May 8, 2020

/s/ Anthony J. Conti Anthony J. Conti	Director	May 8, 2020

/s/ Steven W. Kohlhagen Steven W. Kohlhagen	Director	May 8, 2020

/s/ Gretchen W. McClain Gretchen W. McClain	Director	May 8, 2020

/s/ Elizabeth R. Varet Elizabeth R. Varet	Director	May 8, 2020

/s/ Dennis K. Williams Dennis K. Williams	Director	May 8, 2020